UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2022

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road
Yardley, Pennsylvania 19067
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01. Other Events.

On November 15, 2022, the Board of Directors of Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), approved the extension of the deadline for shareholders to nominate directors and to propose other business to be considered at the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) from November 21, 2022 to December 12, 2022. Director nominations or proposals of other business received by the Company on or prior to December 12, 2022, and otherwise complying with the Company’s Amended and Restated By-laws, will be considered timely.

This extension of the deadline for advance notice of director nominations and other business (a) is applicable only for the 2023 Annual Meeting and (b) does not modify or extend the deadline for shareholder proposals intended to be presented at the 2023 Annual Meeting and included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Christy L. Kalaus
Christy L. Kalaus
Vice President and Corporate Controller

Dated: November 15, 2022